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                                                                 EXHIBIT (3)(ii)

                                                          AS OF MARCH 20, 2001

                               CODE OF REULATIONS
                                       OF
                               FIFTH THIRD BANCORP

                                   AS AMENDED

                                   ARTICLE I.

                                     OFFICES

         The principal office of Fifth Third Bancorp (hereinafter referred to as the "Corporation") shall be located in the City of Cincinnati, County of Hamilton, State of Ohio and the Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Ohio as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held at such hour and at such place as may be fixed in the notice of such meeting and on such date not earlier than the second Tuesday of January or later than the third Tuesday in April of each year as shall be fixed by the Board of Directors, and communicated in writing to the stockholders not later than 20 days prior to such meeting

         Section 2. SPECIAL MEETINGS. In addition to such special meetings as are provided for by law or by the Articles of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock may be called at any time by the Board of Directors, and special meetings of the holders of the Common Stock (hereinafter called "Common Stock") shall be called by the Secretary upon written request, stating the purpose or purposes of any such meeting, of the holders of Common Stock who hold of record collectively at least twenty-five percent (25%) of the outstanding shares of Common Stock of the Corporation. Unless limited by law, the Articles of Incorporation, this Code of Regulations, or by the terms of the notice thereof, any and all business may be transacted by any special meeting of stockholders.

         Section 3. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place within or without the State of Ohio as shall be designated by the Board of Directors.

         Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled thereto. If mailed, the notice shall be directed to the stockholder in a postage-paid envelope at his address as it appears on the stock books of the Corporation, unless prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address, in which case notices intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and shall be delivered personally or mailed not less than seven (7) nor more than sixty (60) days before the day of the meeting.



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         Section 5.   WAIVER OF NOTICE. Anything herein contained to the
contrary notwithstanding, notice of any meeting of stockholders shall not be required as to any stockholder who shall attend and participate in the business transacted at such meeting in person or by proxy, and who shall have protested the lack of proper notice prior to or at the commencement of such meeting, or who shall, or whose proxy or attorney duly authorized shall, sign a written waiver thereof, whether before or after the time stated therein.

         Section 6. ORGANIZATION. The Chairman of the Board, if one be elected, the Vice Chairman, if one be elected in the absence of the Chairman, or the President, in the absence of the Chairman and the Vice Chairman, shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board, the Vice Chairman, and the President shall be absent from any meeting of stockholders, the duties otherwise provided in this
Section 6 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer prescribed in Article VI hereof. If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman shall be elected who shall preside thereat. The Secretary of the Corporation shall act as the secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

         Section 7. INSPECTORS. Except as otherwise provided by law or by the Articles of Incorporation, all votes by ballot at any meeting of stockholders shall be conducted by three inspectors who shall be appointed for the purpose by the chairman of the meeting. The inspectors shall decide upon the qualifications of voters, count the votes and declare the result.

         Section 8. STOCKHOLDERS ENTITLED TO VOTE. Nothing herein contained shall be construed to enlarge the voting rights of any stockholder of the Corporation as provided by the Articles of Incorporation or by the laws of the State of Ohio. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or preceding the last day on which the consent or dissent of stockholders may effectively be expressed for any purpose without a meeting. In lieu of closing the stock transfer books of the Corporation as aforesaid, the Board of Directors may fix a date not more than sixty (60) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten
(10) days before every election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place, specified in the notice of the meeting, within the city where the election is to be held, or at the place where the election is to be held. Such list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 9. QUORUM AND ADJOURNMENT. The holders of a majority of the shares of stock entitled to vote at the meeting on every matter that is to be voted on shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in



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person or by proxy may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

         Section 10. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote on every matter that is to be voted on.

         Section 11. VOTE OF STOCKHOLDER. Except as otherwise permitted by law or by the Articles of Incorporation all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record as determined pursuant to Section 8 of this Article II and who is entitled to vote, shall be entitled by every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote shall have the right to vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder or a verifiable communication authorized by such stockholder and executed or authorized not more than eleven (11) months prior to the meeting, unless the instrument or verifiable communication provides for a longer period. Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a stockholder entitled to vote, and that appoints a proxy is a sufficient verifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a stockholder entitled to vote and that appoints a proxy is a sufficient writing to appoint a proxy. Except as otherwise provided by law or by the Articles of Incorporation, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and name of the stockholder or proxy voting. All elections of directors shall be by a plurality vote unless notice demanding cumulative voting has been presented to the Corporation as provided in Section 1701.55 of the Ohio Revised Code and in such event the Directors shall be elected by cumulative voting as provided in such section, and, except as otherwise provided by law, by the Articles of Incorporation or by Section 14 of
Article III hereof, all other elections and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question."

         Section 12. ATTENDANCE AT STOCKHOLDERS' MEETING. Any stockholder of the Corporation who is not entitled to notice of, or to vote at, a meeting of stockholders of the Corporation may nevertheless attend any such meeting upon receipt of a written invitation from the Board of Directors of the Corporation.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         Section 1. ELECTION AND TERM. Except as otherwise provided by law or by the Articles of Incorporation, and subject to the provisions of Sections 12, 13 and 14 of this Article III, Directors shall be elected at the annual meeting of stockholders to serve until the end of the term to which they are elected and until their successors are elected and qualify. The number of Directors of the Corporation shall be fixed from time to time by this Code of Regulations and may be increased or decreased as therein



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provided, but the number thereof shall in no event be less than three. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, it not being required that each class have the same number of members if such is mathematically impossible, with the term of office of one class expiring each year. At the Annual Meeting of Shareholders in 1983, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting. Thereafter, at each Annual Meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual
Meeting after such election. In the event of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be possible, it not being required that each class have the same number of members if such is mathematically impossible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally as nearly as may be possible, it not being required that each class have the same number of members if such is mathematically impossible.

         Section 2. NUMBER. The Board of Directors shall be composed of twenty-six (26) persons unless this number is changed by: (1) the shareholders in accordance with the laws of Ohio or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than thirty (30) persons and may decrease the number to not less than fifteen (15) persons. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of majority of the Directors in office.

         Section 3. GENERAL POWERS. The Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Articles of Incorporation or by this Code of Regulations. Specifically, the business, properties and affairs of the Corporation shall be managed by the Board of Directors, which without limiting the generality of the foregoing, shall have power to elect and appoint the officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation, without specific authority in each case, and to appoint committees, the membership of which may consist of such persons as may be designated by the Board of Directors whether or not any of such persons is then a director of the Corporation, and which committees so appointed may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business.

         Section 4. PLACE OF MEETING. Meetings of the Board of Directors may be held at any place, within or without the State of Ohio, from time to time designated by the Board of Directors and meetings of the Directors may be held through any communications equipment in accordance with the provision of Ohio Revised Code 1701.61(B).

         Section 5. ORGANIZATION MEETING. A newly elected Board of Directors shall meet and organize as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole of Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 7 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

         Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for



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any regular meeting. Except as otherwise provide by law, any business may be transacted at any regular meeting of the Board of Directors.

         Section 7. SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICE. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board, if one be elected, or of the Vice Chairman of the Board, if one be elected, or of the President, or in their absence of a Vice President, or of any five directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the officer requesting, or if the meeting is called pursuant to the request of five directors, and there shall be a failure to approve the form of notice as aforesaid, then in form approved by such directors. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than seven (7) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cablegram or delivered personally, not later than two (2) days before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall be present at the meeting and not prior to or at the commencement of the meeting protest the lack of proper notice; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, by the Articles of Incorporation, by the Code of Regulations, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

         Section 8. ORGANIZATION. The Chairman of the Board, if he be elected, the Vice Chairman of the Board, if he be elected, in the absence of the Chairman, or the President, in the absence of the Chairman of the Board or the Vice Chairman of the Board, shall preside at all meetings of the Board of Directors. If the Chairman of the Board, the Vice Chairman of the Board and the President shall all be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 8 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Article VI hereof. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

         Section 9. QUORUM AND MANNER OF ACTING. Except as otherwise provided, at every meeting of the Board of Directors one-third (1/3) of the total number of Directors shall constitute a quorum. Except as otherwise provided by law, or by this Code of Regulations, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

         Section 10. VOTING. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors so requests.

         Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 12. RESIGNATIONS. Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by such tender to the Chairman of the Board or the



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President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

         Section 13. REMOVAL OF DIRECTORS. No director shall be removed, without cause, during his term of office. Any director may be removed, for cause, at any time, by action of the holders of record of majority of the outstanding shares of stock entitled to vote thereon at a meeting of the holders of such shares, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting.

         Section 14. FILLING OF VACANCIES NOT CAUSED BY REMOVAL. Expect as otherwise provided by law, in case of any increase in the number of directors, or of any vacancy created by death, resignation or otherwise, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided for by this Article III, or (b) by the holders of Common Stock of the Corporation entitled to vote thereon, either at an annual meeting of stockholders or at a special meeting of such holders called for the purpose. The directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

         Section 15. DIRECTOR'S COMPENSATION. Each director shall be entitled to reimbursement for his expense incurred in attending meetings or otherwise incurred in connection with his attention to the business of the Corporation. Each director, for his services, as a director and as a member of any committee of the Board of Directors, shall also be entitled to receive such compensation as the Board shall from time to time fix. Such compensation may be a salary or a fee for attendance at a meeting of the Board or both.

         Section 16. TRANSACTIONS BY DIRECTORS. A director shall not be disqualified from dealing or contracting with the Corporation as vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of the Corporation be void or voidable or in any way affected or invalidated by the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, director, officer or employee is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect to any such transaction or contract or act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract, or transaction, or act, including the establishment of and payment of compensation to such director and may vote to authorize, ratify, or approve any such contract or transaction or act, including the establishment of and payment of compensation to such director, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer were not interested in such transaction or contract or act or compensation.

         Section 17. INDEMNIFICATION. The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the President of the Corporation as a director, trustee, officer, employee, or agent of another corporation,



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domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The term
`officer' as used in this Section shall include the Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the President, each Vice President, the Treasurer, the Secretary, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an `officer' within the operation of this Section by action of the Board of Directors. The Corporation may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

         Section 18. AMENDMENTS. Notwithstanding Article X of this Code of Regulations, Sections 1 and 13 of this Article III may only be altered, amended or repealed by the affirmative vote at a meeting held for such purpose, or without a meeting by the written consent, of the holders of shares entitling them to exercise at least two-thirds (2/3) of the voting power of the Corporation on such proposal.

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

         Section 1. CONSTITUTION AND POWERS. The Board of Directors may appoint an Executive Committee, which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided in this Code of Regulations to be taken by the Board of Directors; provided, however, that the foregoing is subject to the applicable provisions of law and shall not be construed as authorizing action by the Executive Committee with respect to any action which pursuant to Section 14(a) of Article III, this Section 1, and
Section 8 of this Article IV, Section 1 of Article V and Section 3 and Section 6 of Article VI, is required to be taken by vote of a specified proportion of the whole Board of Directors, or as authorizing the Executive Committee to declare any dividend. The Executive Committee shall consist of such number of directors as may from time to time be designated by the Board of Directors, but shall not be less than three (3) nor more than seven (7) directors. So far as practicable, the members and alternate members of the Executive Committee shall be appointed at the organization meeting of the Board of Directors in each year, and unless sooner discharged by affirmative vote of a majority of the whole Board of Directors, shall hold office until the next annual meeting of the stockholders and until their respective successors are appointed. All acts done and powers conferred by the Executive Committee shall be deemed to be and may be certified as being, done or conferred under authority of the Board of Directors.

         Section 2. PLACE OF MEETING. Meetings of the Executive Committee may be held at any place, within or without the State of Ohio, from time to time designated by the Board of Directors or the Executive Committee, and meetings of the Executive Committee may also be held through any communications equipment in accordance with the provisions of Ohio Revised Code 1701.61(B). The Board of Directors may also appoint one or more directors or alternate member of such Committee.

         Section 3. MEETINGS; NOTICE AND WAIVER OF NOTICE. Regular meetings of the Executive Committee shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee and no notice shall be required for any regular meeting. Special meetings of the Executive Committee shall be called by the Secretary upon the request of any member thereof. Notice of any special meeting of the Executive Committee shall be in form approved by the Chairman of the Executive Committee, or if the meeting is called pursuant to the request of some other member of the Executive Committee and there shall be a failure to approve the form of notice as aforesaid, then in the form approved by such member. Notice of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the



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meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, not later than the day before such day of meeting. Notices of such meeting need not be to any member of the Executive Committee, however, if waived by him as provided in Section 7 of Article III, the provisions of such Section 7 with respect to waiver of notice of meetings of the Board of Directors applying to meetings of the Executive Committee as well.

         Section 4. ORGANIZATION. The Chairman of the Executive Committee shall be elected by the Board of Directors and shall preside at all meetings of the Executive Committee at which he is present. In the absence of the Chairman of the Executive Committee, one of the members present shall be chosen by the members of the Executive Committee present to preside at such meeting. The Chairman of the Executive Committee shall designate a member of said Committee to act as secretary at all meetings of the Executive Committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

         Section 5. QUORUM AND MANNER OF ACTING. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Executive Committee. In the absence of a quorum, a majority of the members of the Executive Committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 11 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by the Executive Committee.

         Section 6. VOTING. On any question on which the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee so requests.

         Section 7. RECORDS. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

         Section 8. VACANCIES. Any vacancy among the appointed members of the Executive Committee may be filled by affirmative vote of a majority of the whole Board of Directors.


                                   ARTICLE V.

                                OTHER COMMITTEES

         Section 1. APPOINTING OTHER COMMITTEES. The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than three (3) directors.

         Section 2. TIME AND PLACE OF MEETINGS; MANNER OF ACTING; NOTICE AND WAIVER OF NOTICE. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Ohio, from time to time designated by the Board of Directors, or the committee in question, and meetings of any such committee may also be held through any communications equipment in accordance with the provisions of Ohio Revised Code 1701.61(B). Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors, or the committee and no



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notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors, or by its Secretary upon request of any member of the committee. The provisions of Section 3 of Article IV with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes thereof. The provisions of Section 11 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by any such committee.

                                   ARTICLE VI.

                                  THE OFFICERS

         Section 1. OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board (if desired), a Vice Chairman of the Board (if desired), a President, one or more Vice Presidents, a Secretary and a Treasurer. The elected officers shall be elected by the Board of Directors. The Chairman, Vice Chairman of the Board and President shall be selected from the Directors. The Board of Directors may also appoint one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as in their judgment the business of the Corporation may require.

         Section 2. TERMS OF OFFICE; VACANCIES. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and, except as otherwise provided in this Article VI, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, provided, however, that this Section 2 shall not be deemed to create any contract rights in such offices. All other officers hold office during the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

         Section 3. REMOVAL OF ELECTED OFFICERS. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose.

         Section 4. RESIGNATIONS. Any officer may resign at any time, either by oral tender or resignation to the Chairman of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect and acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

         Section 5. OFFICERS HOLDING MORE THAN ONE OFFICE. Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

         Section 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be so designated from time to time by vote of a majority of the whole Board of Directors. Subject to the direction and control of the Executive Committee and the Board of Directors he shall have general and active management of the business and affairs of the Corporation, and shall have the responsibility for having all orders of the Executive Committee and the Board of Directors carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation, and in general to exercise all the power generally appertaining to the chief executive officer of a corporation. In the absence of the Chief Executive Officer his duties shall be performed and his powers may be exercised by the persons so designated by vote of a majority of the whole Board of Directors.



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



         Section 7. THE CHAIRMAN OF THE BOARD, THE VICE CHAIRMAN OF THE BOARD, THE PRESIDENT AND VICE Presidents. The Chairman of the Board, the Vice Chairman of the Board, the President and Vice President (or Vice Presidents ) shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

         Section 8. THE SECRETARY. The Secretary shall attend to the giving of notice of all meetings of stockholders, shall keep minutes of all proceedings at meetings of the stockholders, and the Board of Directors, and shall perform such other duties as assigned to him by the Board of Directors or the Executive Committee.

         Section 9. THE TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporations and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation, including specifically the duty of supervising and causing the timely filing of all federal, state and municipal tax reports and returns and the timely payment of all taxes due to or withheld for such federal, state or local governments. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Executive Officer shall perform his duties.

         Section 10. ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

         Section 11. COMPENSATION. The compensation of all officers and directors of the Corporation shall be fixed by the Board of Directors. The compensation of all other employees and agents of the Corporation shall be fixed by the Chief Executive Officer or by such person or persons as shall be designated by him.

                                  ARTICLE VII.

                           STOCK AND TRANFERS OF STOCK

         Section 1. STOCK CERTIFICATES. The stock of the Corporation shall be represented by certificates signed by the Chairman of the Board, the President or a Vice President and the Secretary or Treasurer or an Assistant Secretary, and sealed with the seal of the Corporation. Such signatures and/or seal may be a facsimile, engraved or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. The certificate representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Ohio.



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



         Section 2. TRANSFER OF STOCK. Transfers of stock shall be made of the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock shall be valid until such transfer shall have been made upon the books of the Corporation.

         Section 3. LOST CERTIFICATES. In case any certificate of stock shall be lost, stolen or destroyed the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, that in each such case, the applicant for a substitute certificate shall furnish to the Corporation evidence to the Corporation, which determines in its discretion is satisfactory, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required.

         Section 4. DETERMINATION OF STOCKHOLDERS OF RECORD FOR CERTAIN PURPOSES. The Board of Directors may fix a date, not exceeding thirty (30) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of its capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer books of the Corporation for a period not exceeding thirty (30) days prior to the date for the payment of any such dividend or the date for the allotment of any such rights or the date when any such change or conversion or exchange of capital stock shall go into effect.

                                  ATICLE VIII.

                                 CORPORATE SEAL

         Section 1. SEAL. The seal of the Corporation shall be in the form of a circle, and shall bear the names of the Corporation and the state of "Ohio" and in the center of the circle the word "Seal."

         Section 2. AFFIXING AND ATTESTING. The seal of the Corporation shall be in the custody of the Secretary, who shall have the power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary or by the Treasurer, or an Assistant Treasurer, or by any other person or persons as may be designated by the Board of Directors.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         Section 1. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st day of December in each year and the succeeding fiscal year shall begin the 1st day of January next succeeding the last day of the preceding fiscal year.


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



         Section 2. SIGNATURES ON NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

         Section 3. REFERENCES TO ARTICLE AND SECTION NUMBERS AND TO THE CODE OF REGULATIONS AND ARTICLES OF INCORPORATION. Whenever in this Code of Regulations reference is made to an Article or Section number, such reference is to the number of an Article or Section of this Code of Regulations. Whenever in this Code of Regulations reference is made to Code of Regulations such reference is to this Code of Regulations as the same may from time to time be amended, and whenever reference is made to the Articles of Incorporation, such reference is to the Articles of Incorporation of the Corporation as the same may from time to time be amended.

                                   ARTICLE X.

                                   AMENDMENTS

         This Code of Regulation may be altered, amended or repealed, from time to time, at a meeting held for such purpose, by the affirmative vote the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal.



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